UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 24, 2020

Capital Senior Living Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13445	75-2678809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14160 Dallas Parkway Suite 300 Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)

Registrant's telephone number (including area code): (972) 770-5600

Not Applicable

(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CSU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 24, 2020, in light of the current economic conditions, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Capital Senior Living Corporation (the “Company”) recommended that the Board approve, and the Board has subsequently approved, a temporary suspension of equity awards to any director or officer of the Company.  The Compensation Committee has also determined that it will not increase the annual base salaries of the Company’s executive officers for fiscal 2020.

In consideration of the foregoing and for retention purposes, on March 24, 2020 the Compensation Committee approved retention awards (the “Retention Awards”) to the Company’s named executive officers and certain other executive officers (each, a “Participant” and, collectively, the “Participants”) equal to 100% of the Participant’s current base salary.  50% of the Retention Award is subject to the Participant’s continued employment with the Company through September 15, 2020, and the remaining 50% of the Retention Award is subject to the Participant’s continued employment with the Company through March 15, 2021.  If the Participant does not remain continuously employed with the Company through such dates, then the portion of the Retention Award subject to continuous employment as of such date will be forfeited, except that, if any Participant’s employment is terminated (i) by the Company without “Cause” (and other than due to the Participant’s death or “Disability”), or (ii) upon or following a “Change in Control” (each such term as defined in the Company’s equity incentive plan), in each case, prior to March 15, 2021, then the full amount of the Retention Award will be paid to such Participant.

In addition, on March 24, 2020, the Compensation Committee approved a Management by Objective Incentive Plan for fiscal 2020 pursuant to which each Participant will have the opportunity to earn a cash performance bonus equal to 30% of such Participant’s targeted performance bonus for fiscal 2020 (the “MBO Incentive”).  Pursuant to the terms of their respective employment agreements, the “targeted performance bonus” for the Company’s President and CEO, Executive Vice President and CFO, and Senior Vice President, Secretary and General Counsel, who are the Company’s named executive officers, is equal to 110%, 70%, and 50%, respectively, of their annual base salary for fiscal 2020. The payment of the MBO Incentive is based on the Participant’s achievement of certain individual goals for fiscal 2020 that are within such Participant’s sphere of influence, as determined in the discretion of the Compensation Committee.  Achievement of the threshold level of performance for each individual goal will result in 50% of the portion of MBO Incentive subject to such individual goal being earned by the Participant, and achievement of the maximum level of performance for each individual goal will result in 150% of the portion of the MBO Incentive subject to such individual goal being earned by the Participant, in each case, subject to the discretion of the Compensation Committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2020	Capital Senior Living Corporation

	By:	/s/ Carey P. Hendrickson
	Name:	Carey P. Hendrickson
	Title:	Executive Vice President and
Chief Financial Officer